MILACRON
-------------
Manufacturing Technologies                 NEWS RELEASE


[GRAPHICS OMITTED]


Contact: Al Beaupre  (513) 487-5918

     NOTE: TO ACCESS THE OPEN INVESTOR CONFERENCE CALL LIVE ON 7/29 AT 3:00 P.M. EDT, GO TO WWW.MILACRON.COM OR DIAL (913) 981-5532. FOR THE CONFERENCE CALL REPLAY FROM 6 P.M. ON 7/29 THROUGH MIDNIGHT ON 8/5, GO TO
WWW.MILACRON.COM OR DIAL (719) 457-0820, PASSCODE: #509314.


                    MILACRON REPORTS SECOND QUARTER RESULTS


              NEW COST REDUCTIONS AIM FOR SUSTAINED PROFITABILITY;
                   COMMON AND PREFERRED DIVIDENDS SUSPENDED


CINCINNATI, OHIO, July 29, 2003...Confirming its pre-announcement on July 17, Milacron Inc. (NYSE: MZ) today reported a before-tax loss from continuing operations, excluding restructuring charges, of $9.8 million in the second quarter of 2003. The company also outlined additional cost-reduction initiatives designed to achieve sustained profitability.

SECOND QUARTER RESULTS
Second quarter 2003 sales were $182 million, up 7% versus a year ago, primarily due to favorable currency translation effects. New orders in the quarter rose 12% to $190 million, with about half of the increase coming from currency translation.

Milacron's $9.8 million before-tax loss from continuing operations excluding restructuring charges was slightly larger than its loss of $8.3 million in the second quarter of 2002. In the recent quarter, however, the company recorded a $72.2 million tax provision compared to a tax benefit of $2.4 million last year. Included in the tax provision was a $71.2 million non-cash charge to create deferred tax reserves (see below). On an after-tax basis, restructuring charges in the second quarter of 2003 were $6.3 million while losses from discontinued operations were $3.0 million versus $2.0 million and $7.9 million, respectively, in the second quarter of 2002. The net loss for the quarter, therefore, was $91.3 million, or $2.72 per share, compared to a net loss of $31.1 million, or $.93 per share, in the year-ago quarter.

"Order rates have stabilized over the past four quarters, albeit at low levels" said Ronald D. Brown, chairman and chief executive officer. "While orders for most of our products have been favorable compared to reported industry trends, competitive pressures continue to constrain our operating margins. We remain committed to returning to profitability and to that end we are taking additional actions to permanently reduce our overhead by approximately $20 million on an annualized basis," he said.


                                    -more-

RESULTS YEAR TO DATE

Year-to-date consolidated sales were $372 million, up from $328 million in 2002, while new orders were $377 million, compared to $339 million a year ago. In both cases, about half of the increases were a result of favorable currency translation effects. For the first six months of 2003, Milacron's pre-tax loss from continuing operations was $26.4 million versus $21.8 million in 2002. The increased loss was almost entirely due to higher restructuring costs in 2003. The company's net loss for the first half of 2003 was $99.6 million (including the $71.2 million non-cash writedown), or $2.97 per share, compared to $231.9 million, or $6.94 per share, last year, which included a writedown of $188 million, or $5.62 per share, due to a mandated accounting change.

NEW COST-REDUCTION INITIATIVES

Milacron intends to step up its cost-reduction efforts, subject to bank lender approval, with new initiatives designed to generate cost and cash savings in continuing operations of approximately $20 million annually, with some benefits beginning in the fourth quarter of this year. These actions are expected to result in charges to earnings of approximately $10 million in the second half of 2003, with cash costs of about $8 million spread over the next four quarters. The initiatives focus on overhead reductions in each of the company's plastics technologies segments and at the corporate level. Close to 300 positions will be eliminated in North America and in Europe.

In another measure to conserve cash, Milacron's board of directors today decided not to pay quarterly dividends on common or preferred stock for the quarter ended June 30, 2003.

TAX CHARGE

In the second quarter of 2003, Milacron recorded a non-cash valuation reserve of $71.2 million against its U.S. deferred tax assets, under an accounting convention applicable when a company has three years of cumulative tax losses. Previously, Milacron had expected to generate taxable income in the U.S. this year. This expectation changed with the prolonged delay in the plastics industry's recovery and the company's subsequent decision to take additional cost-reduction charges. These deferred tax assets, however, can still be utilized when the company achieves profitability in the U.S.

SEGMENT RESULTS

MACHINERY TECHNOLOGIES-NORTH AMERICA [machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America and India] New orders of $84 million in the second quarter were up 11% from a year ago, while sales of $75 million were flat. New orders were helped by strong bookings at the National Plastics Exposition held in Chicago at the end of June. On a pre-tax basis, the segment's operating loss, excluding restructuring charges of $0.9 million, was $1.6 million compared to $0.7 million a year ago, which excluded $0.2 million for restructuring.

MACHINERY TECHNOLOGIES-EUROPE [machinery and related parts and services for injection molding and blow molding supplied from Europe] New orders and sales were both $39 million in the quarter,

                                    -more-


representing over 40% increases from a year ago. About half the gains resulted from favorable currency translation effects. On a pre-tax basis, the segment's operating loss was $1.8 million, excluding $2.4 million in restructuring charges. This compared to a loss of $2.1 million in the second quarter a year ago, which had no restructuring costs.


MOLD TECHNOLOGIES [mold bases and related parts and services, as well as maintenance, repair and operating (MRO) supplies for injection molding worldwide] Sales in the quarter of $43 million were down $2 million from the year-ago quarter despite favorable currency translation effects. On a pre-tax basis, operating earnings were $0.1 million, excluding restructuring charges of $3.0 million, as profits in North America were offset by losses in Europe. This compared to operating earnings of $2.3 million, excluding restructuring charges of $2.5 million, in the second quarter of 2002.


INDUSTRIAL FLUIDS [water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide] Sales of $26 million were flat with those of the second quarter a year ago when excluding favorable currency translation effects. Pre-tax operating earnings improved to $3.7 million from $3.3 million a year ago.

OUTLOOK

"We are currently seeing a number of encouraging signs among our customers, including an increase in our replacement parts business as well as quoting activity for new machines," Brown said. "However, it will take a sustained two- or three-quarter recovery in plastic part production and the general economy before we would expect to see significant improvements in the markets for our machinery products. During this difficult time, we remain committed to serving our customers while intensely focused on reducing our cost structure.


"Thanks in part to actions taken earlier in the year, we expect modest improvement in our pre-tax operating results in the third quarter and, with additional benefit from the initiatives announced today, we believe we can return to profitability on an operating basis and generate positive cash flow in the fourth quarter," he said.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 4,000 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).

                                Tables Attached

MILACRON INC. AND SUBSIDIARIES

                                                                                                                SECOND QUARTER 2003

--------------------------------------------------------------------------------------------------------------------------------
                                                            THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                                  JUNE 30,                                JUNE 30,
                                                     ----------------------------------      -----------------------------------
                                                        2003 (a)           2002 (a)             2003 (a)           2002 (a)
--------------------------------------------------------------------------------------------------------------------------------

Sales                                                  $181,608,000      $ 169,922,000         $ 371,770,000      $ 328,443,000

Loss from continuing operations (b)                     (88,309,000)        (7,890,000)          (95,881,000)       (14,915,000)
     Per Share
       Basic                                                  (2.63)             (0.24)                (2.86)             (0.45)
       Diluted                                                (2.63)             (0.24)                (2.86)             (0.45)

Loss from discontinued operations                        (2,968,000)       (23,203,000)           (3,717,000)       (29,280,000)
     Per Share
       Basic                                                  (0.09)             (0.69)                (0.11)             (0.87)
       Diluted                                                (0.09)             (0.69)                (0.11)             (0.87)

Cumulative effect of change in accounting method                  -                  -                     -       (187,713,000)(c)
     Per Share
       Basic                                                      -                  -                     -              (5.62)
       Diluted                                                    -                  -                     -              (5.62)

Net loss                                                (91,277,000)       (31,093,000)          (99,598,000)      (231,908,000)
     Per Share
       Basic                                                  (2.72)             (0.93)                (2.97)             (6.94)
       Diluted                                                (2.72)             (0.93)                (2.97)             (6.94)


Common shares
     Weighted average outstanding for basic EPS          33,608,000         33,484,000            33,588,000         33,442,000
     Weighted average outstanding for diluted EPS        33,608,000         33,484,000            33,588,000         33,442,000
     Outstanding at quarter end                          33,816,000         33,718,000            33,816,000         33,718,000


(a)  Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as
     discontinued operations.

(b)  In 2003, includes after-tax restructuring costs of $6.3 million for the second quarter and
     $11.1 million for the year to date. In 2003, also includes a charge of $71.2 million for the establishment of valuation allowances related to U.S. deferred tax assets. In 2002, includes after-tax restructuring costs of $2.0 million for the second quarter and $5.1 million for the year to date.

(c)  Represents a charge related to the adoption of a new accounting standard regarding goodwill.

---------------------------------------------------------------------------------------

Note:  These statements are unaudited and subject to year end adjustments.



CONSOLIDATED EARNINGS
Milacron Inc. and Subsidiaries

                                                                                                              SECOND QUARTER 2003

------------------------------------------------------------------------------------------------------------------------------------
(IN MILLIONS, EXCEPT PER-SHARE DATA)                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                     JUNE 30,                      JUNE 30,
                                                                         -------------------------------    ------------------------
                                                                           2003 (a)          2002 (a)         2003 (a)     2002 (a)
                                                                         -----------------------------------------------------------
SALES                                                                          $ 181.6          $ 169.9        $ 371.8      $ 328.4
Cost of products sold                                                            149.7            138.5          308.1        271.7
Cost of products sold related to restructuring                                     3.8                -            3.8            -
                                                                         --------------   --------------    -----------   ---------
   Manufacturing margins                                                          28.1             31.4           59.9         56.7
      Percent of sales                                                            15.5%            18.5%          16.1%        17.3%

OTHER COSTS AND EXPENSES
   Selling and administrative                                                     34.3             31.0           64.5         59.8
   Restructuring costs (b)                                                         2.5              2.9            8.5          7.9
   Other expense (income) - net                                                    1.6              2.6            2.3         (0.9)
                                                                         --------------   --------------    -----------   ---------
      Total other costs and expenses                                              38.4             36.5           75.3         66.8
                                                                         --------------   --------------    -----------   ---------
         Percent of sales                                                         21.1%            21.5%          20.3%        20.3%

OPERATING LOSS                                                                   (10.3)            (5.1)         (15.4)       (10.1)
   Percent of sales                                                               -5.7%            -3.0%          -4.1%        -3.1%

Interest expense - net of interest income                                         (5.8)            (6.1)         (11.0)       (11.7)
                                                                         --------------   --------------    -----------   ---------

LOSS FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES AND CUMULATIVE EFFECT OF
   CHANGE IN METHOD OF ACCOUNTING                                                (16.1)           (11.2)         (26.4)       (21.8)

Provision (benefit) for income taxes (c)                                          72.2             (3.3)          69.5         (6.9)
                                                                         --------------   --------------    -----------   ---------

LOSS FROM CONTINUING OPERATIONS BEFORE
   CUMULATIVE EFFECT OF CHANGE IN METHOD
   OF ACCOUNTING                                                                 (88.3)            (7.9)         (95.9)       (14.9)

DISCONTINUED OPERATIONS-NET OF INCOME TAXES

  Loss from operations                                                            (3.0)            (7.9)          (3.7)       (14.0)
  Loss on anticipated sale of Widia and Werko                                        -            (15.3)             -        (15.3)
                                                                         --------------   --------------    -----------   ---------
    Total discontinued operations                                                 (3.0)           (23.2)          (3.7)       (29.3)
CUMULATIVE EFFECT OF CHANGE IN METHOD
   OF ACCOUNTING (d)                                                                 -                -              -       (187.7)
                                                                         --------------   --------------    -----------   ---------

NET LOSS                                                                       $ (91.3)         $ (31.1)       $ (99.6)    $ (231.9)
                                                                         ==============   ==============    ===========   ==========

LOSS PER COMMON SHARE - BASIC AND DILUTED
      CONTINUING OPERATIONS                                                    $ (2.63)         $ (0.24)       $ (2.86)     $ (0.45)
      DISCONTINUED OPERATIONS                                                    (0.09)           (0.69)         (0.11)       (0.87)
      CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                         -                -              -        (5.62)
                                                                         --------------   --------------    -----------   ---------
         NET LOSS                                                              $ (2.72)         $ (0.93)       $ (2.97)     $ (6.94)
                                                                         ==============   ==============    ===========   ==========

(a)  Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as
     discontinued operations.

(b)  In 2003, includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs. In 2002, represents costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.

(c)  In 2003, includes a charge of $71.2 million for the establishment of valuation allowances related to U.S. deferred tax assets.

(d)  Represents a charge related to the adoption of a new accounting standard regarding goodwill.


------------------------------------------------------------------------------------------------------------------------------------
Note:  These statements are unaudited and subject to year end adjustments.





CONSOLIDATED BALANCE SHEETS
Milacron Inc. and Subsidiaries

                                                                                   Second Quarter 2003
-------------------------------------------------------------------------------------------------------
(In millions)                                                               June 30,         June 30,
                                                                            2003 (a)         2002 (a)
-------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                                     $ 67.2          $ 75.3
Notes and accounts receivable-net                                               94.3            87.3
Inventories                                                                    145.2           156.8
Other current assets                                                            62.5            65.0
Assets of discontinued operations                                               14.9           423.3
       TOTAL CURRENT ASSETS                                                    384.1           807.7
Property, plant and equipment - net                                            147.1           154.0
Goodwill                                                                       147.6           142.9
Other noncurrent assets                                                        113.6           179.6
       TOTAL ASSETS                                                          $ 792.4       $ 1,284.2

Liabilities and shareholders' equity
Borrowings under lines of credit and long-term debt due within one year      $ 160.3          $ 49.8
Trade accounts payable and advance billings and deposits                        73.7            74.7
Accrued and other current liabilities                                          110.2           101.9
Liabilities of discontinued operations                                           8.4           167.6
       TOTAL CURRENT LIABILITIES                                               352.6           394.0
Long-term accrued liabilities                                                  241.5           155.6
Long-term debt                                                                 155.0           513.2
Shareholders' equity                                                            43.3           221.4
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $ 792.4       $ 1,284.2


(a)   Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations in 2002 and 2003.
       In 2002, assets and liabilities of discontinued operations also includes Widia, Werko, and Valenite.
---------------------------------------------------------------------------------------------------------------
Note:  These statements are unaudited and subject to year end adjustments.




CONSOLIDATED CASH FLOWS
Milacron Inc. and Subsidiaries

                                                                                                                Second Quarter 2003
-----------------------------------------------------------------------------------------------------------------------------------
(In millions)                                                         Three Months Ended              Six Months Ended
                                                                           June 30,                       June 30,
                                                                   ----------------------------------------------------------------
                                                                       2003 (a)      2002 (a)         2003 (a)      2002 (a)
------------------------------------------------------------------------------------------       ----------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
OPERATING ACTIVITIES CASH FLOWS
   Net loss                                                            $ (91.3)      $ (31.1)         $ (99.6)     $ (231.9)
   Loss from discontinued operations                                       3.0           7.9              3.7          14.0
   Loss on anticipated sale of Widia and Werko                               -          15.3                -          15.3
   Cumulative effect of change in method of accounting                       -             -                -         187.7
   Depreciation and amortization                                           5.6           5.6             11.3          11.3
   Restructuring costs                                                     6.3           2.9             12.3           7.9
   Working capital changes
        Notes and accounts receivable                                      0.5          (2.6)             1.9           5.4
        Inventories                                                       10.4           9.9              7.6          22.5
        Other current assets                                              (0.7)         (1.3)             7.9           0.5
        Trade accounts payable and other current liabilities             (22.7)         (2.5)           (32.5)         (9.8)
   Deferred income taxes and other - net                                  71.6          (2.2)            65.1          (3.1)
                                                                   ------------  ------------     ------------  ------------
        NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                 (17.3)          1.9            (22.3)         19.8

INVESTING ACTIVITIES CASH FLOWS
   Capital expenditures                                                   (1.7)         (1.4)            (3.0)         (2.8)
   Divestitures                                                              -             -            (24.4)            -
   Acquisitions and other - net                                            2.0           1.8             (4.2)          3.7
                                                                   ------------  ------------     ------------  ------------
        NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                   0.3           0.4            (31.6)          0.9

FINANCING ACTIVITIES CASH FLOWS
   Dividends paid                                                         (0.4)         (0.4)            (0.8)         (0.8)
   Issuance of long-term debt                                                -          11.5                -          11.5
   Repayments of long-term debt                                           (0.5)         (0.2)            (1.0)         (0.5)
   Increase (decrease) in bank borrowings                                  0.7         (34.0)            (1.3)        (44.7)
   Net common share activity                                                 -             -                -           0.4
                                                                   ------------  ------------     ------------  ------------
        NET CASH USED BY FINANCING ACTIVITIES                             (0.2)        (23.1)            (3.1)        (34.1)

EFFECT OF EXCHANGE RATE FLUCTUATIONS ON CASH
   AND CASH EQUIVALENTS                                                    3.5           2.3              7.0           1.7
CASH FLOWS RELATED TO DISCONTINUED OPERATIONS                             (1.4)         (5.5)            (5.1)         (3.1)
                                                                   ------------  ------------     ------------  ------------
DECREASE IN CASH AND CASH EQUIVALENTS                                    (15.1)        (24.0)           (55.1)        (14.8)

Cash and cash equivalents at beginning of period                          82.3          99.3            122.3          90.1
                                                                   ------------  ------------     ------------  ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $ 67.2        $ 75.3           $ 67.2        $ 75.3
                                                                   ============  ============     ============  ============


(a)  Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.

---------------------------------------------------------------------------------------------
Note:  These statements are unaudited and subject to year end adjustments.





SEGMENT AND SUPPLEMENTAL INFORMATION
Milacron Inc. and Subsidiaries

                                                                                                             SECOND QUARTER 2003

--------------------------------------------------------------------------------------------------------------------------------
(IN MILLIONS)                                        THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                          JUNE 30,                             JUNE 30,
--------------------------------------------------------------------------------------------------------------------------------
                                                  2003 (a)        2002 (a)            2003 (a)        2002 (a)
----------------------------------------------------------------------------      -------------------------------
MACHINERY TECHNOLOGIES NORTH  AMERICA
     Sales                                        $ 74.7          $ 74.9              $ 163.0         $ 143.3
     Operating cash flow (b)                         0.7             1.8                  5.2             5.7
     Segment earnings (loss)                        (1.6)           (0.7)                 0.5             0.7
        Percent of sales                            -2.1%           -0.9%                 0.3%            0.5%
     New orders                                     83.5            75.5                168.4           153.1

MACHINERY TECHNOLOGIES EUROPE
     Sales                                        $ 38.9          $ 27.7               $ 73.9          $ 51.5
     Operating cash flow (b)                        (0.8)           (1.3)                (0.5)           (3.4)
     Segment loss                                   (1.8)           (2.1)                (2.5)           (5.1)
        Percent of sales                            -4.6%           -7.6%                -3.4%           -9.9%
     New orders                                     38.8            26.4                 72.1            53.2

MOLD TECHNOLOGIES
     Sales                                        $ 43.0          $ 44.8               $ 87.6          $ 90.7
     Operating cash flow (b)                         1.8             4.1                  3.8             8.3
     Segment earnings                                0.1             2.3                  0.4             4.8
        Percent of sales                             0.2%            5.1%                 0.5%            5.3%
     New orders                                     42.5            44.3                 87.2            90.0

     ELMINATIONS
          Sales                                   $ (1.3)         $ (1.6)              $ (4.3)         $ (3.7)
          New orders                                (1.4)           (1.5)                (2.6)           (4.5)

     TOTAL PLASTICS TECHNOLOGIES
          Sales                                  $ 155.3         $ 145.8              $ 320.2         $ 281.8
          Operating cash flow (b)                    1.7             4.6                  8.5            10.6
          Segment earnings (loss)                   (3.3)           (0.5)                (1.6)            0.4
             Percent of sales                       -2.1%           -0.3%                -0.5%            0.1%
          New orders                               163.4           144.7                325.1           291.8

INDUSTRIAL FLUIDS
     Sales                                        $ 26.3          $ 24.1               $ 51.6          $ 46.6
     Operating cash flow (b)                         4.2             3.6                  8.2             7.8
     Segment earnings                                3.7             3.3                  7.2             7.1
        Percent of sales                            14.1%           13.7%                14.0%           15.2%
     New orders                                     26.3            24.2                 51.6            46.7

TOTAL CONTINUING OPERATIONS
     Sales                                       $ 181.6         $ 169.9              $ 371.8         $ 328.4
     Operating cash flow (b)                         1.6             3.4                  8.2             9.0
     Segment earnings                                0.4             2.8                  5.6             7.5
     Restructuring costs (c)                        (6.3)           (2.9)               (12.3)           (7.9)
     Corporate expenses (d)                         (3.7)           (4.0)                (7.2)           (7.9)
     Other unallocated expenses                     (0.7)           (1.0)                (1.5)           (1.8)
                                            -------------   -------------         ------------    ------------
     Operating loss                                (10.3)           (5.1)               (15.4)          (10.1)
        Percent of sales                            -5.7%           -3.0%                -4.1%           -3.1%
     New orders                                    189.7           168.9                376.7           338.5
     Ending backlog                                 85.4            75.7                 85.4            75.7

(a)  Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.
(b)  Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.
(c)  In 2003, includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs. In
     2002, represents costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.
(d)  Other unallocated expenses include financing costs related to the sale of accounts receivable.

------------------------------------------------------------------------------------
Note:  These statements are unaudited and subject to year end adjustments.





HISTORICAL INFORMATION

OPERATING RESULTS REFLECTING WIDIA, WERKO, VALENITE, GRINDING WHEELS, AND ROUND TOOLS AS DISCONTINUED OPERATIONS

(IN MILLIONS, EXCEPT PER-SHARE DATA)

                                2000                   2001                                     2002                      2003
                                ------ ----------------------------------------  ------------------------------------- ------------
                                Year    Qtr 1  Qtr 2   Qtr 3    Qtr 4   Year     Qtr 1  Qtr 2   Qtr 3  Qtr 4   Year   Qtr 1  Qtr 2
----------------------------------------------------------------------------------------------------------------------------------
SALES                            974.5  201.2   191.7   175.5    186.8   755.2    158.5  169.9   173.3  191.5   693.2  190.2 181.6
Cost of products sold            742.4  157.2   157.5   149.1    159.9   623.7    133.2  138.5   141.7  158.2   571.6  158.4 149.7
Cost of products sold related to
  restructure                      -      -       -       2.5      0.6     3.1      -      -       -      1.9     1.9    -     3.8
                                ------ ------- ------  -------  ------- -------  ------ ------- ------- ------- ----- ------ ------
    TOTAL COST OF PRODUCTS SOLD  742.4  157.2   157.5   151.6    160.5   626.8    133.2  138.5   141.7  160.1   573.5  158.4 153.5
                                ------ ------- ------  -------  ------- -------  ------ ------- ------- -------  ----- ------ ------

   Manufacturing margins         232.1   44.0    34.2    23.9     26.3   128.4     25.3   31.4    31.6   31.4   119.7    31.8  28.1

OTHER COSTS AND EXPENSES
   Selling and administrative    134.6   32.9    32.6    32.2     31.9   129.6     28.8   31.0    30.9   30.3   121.0    30.2  34.3
   Restructuring costs             1.4    -       -       2.8     11.6    14.4      5.0    2.9     1.9    2.2    12.0     6.0   2.5
   Other - net (a)                 7.0    2.7     2.0     3.4      4.9    13.0     (3.5)   2.6     1.5   (0.6)    -       0.7   1.6
                                ------ ------- ------  -------  ------- -------  ------ ------- ------- ------- -----  ------ ------
      Total other costs and
        expenses                 143.0   35.6    34.6    38.4     48.4   157.0     30.3   36.5    34.3   31.9   133.0    36.9  38.4
                                ------ ------- ------  -------  ------- -------  ------ ------- ------- ------- -----  ------ ------

OPERATING EARNINGS (LOSS)         89.1    8.4    (0.4)  (14.5)   (22.1)  (28.6)    (5.0)  (5.1)   (2.7)  (0.5)  (13.3)   (5.1)(10.3)

Interest expense - net of
  interest income                (20.9)  (5.0)   (5.4)   (5.9)    (6.2)  (22.5)    (5.6)  (6.1)   (6.5)  (5.1)  (23.3)   (5.2) (5.8)

EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES
  AND CUMULATIVE EFFECT OF
  CHANGE IN METHOD OF
  ACCOUNTING                      68.2    3.4    (5.8)  (20.4)   (28.3)  (51.1)   (10.6) (11.2)   (9.2)  (5.6)  (36.6)  (10.3)(16.1)

Provision (benefit) from income
  taxes                           19.4    1.5    (6.4)   (9.9)    (7.6)  (22.4)    (3.6)  (3.3)   (4.7)  (6.6)  (18.2)   (2.7) 72.2
                                ------ ------- ------  -------  ------- -------  ------ ------- ------- ------  ------ ------ ------
EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS BEFORE CUMULATIVE
  EFFECT OF CHANGE IN METHOD
  OF ACCOUNTING                   48.8    1.9     0.6   (10.5)   (20.7)  (28.7)    (7.0)  (7.9)   (4.5)   1.0   (18.4)  (7.6) (88.3)

DISCONTINUED OPERATIONS-NET OF
INCOME TAXES
 Earnings (loss) from operations  23.5    1.6     0.5    (7.9)    (1.2)   (7.0)    (6.1)  (7.9)  (10.4)  (0.8)  (25.2)  (0.7)  (3.0)
   Net Gain (loss) on
     divestitures                  -       -       -       -        -       -        -   (15.3)   29.4   (5.7)    8.4      -      -
     Total discontinued
       operations                 23.5    1.6     0.5    (7.9)    (1.2)   (7.0)    (6.1) (23.2)   19.0   (6.5)  (16.8)  (0.7)  (3.0)

Cumulative effect of change in
 method of accounting              -       -       -       -        -       -    (187.7)    -      -       -   (187.7)   -      -
                                ------ ------- ------  -------  ------- -------  ------ ------- ------- ------- -----  ----- ------
NET EARNINGS (LOSS)             $ 72.3 $  3.5  $  1.1  $(18.4)  $(21.9) $(35.7) $(200.8)$(31.1) $ 14.5  $(5.5) $(222.9)$(8.3)$(91.3)
                                ====== ======= ======  =======  ======= =======  ====== ======= ======= ======= =====  ===== ======

EARNINGS (LOSS) PER COMMON SHARE
   BASIC AND DILUTED (b)
      CONTINUING OPERATIONS     $ 1.38 $ 0.05  $ 0.01  $(0.31)  $(0.62) $(0.87)  $(0.21)$(0.24) $(0.14) $ 0.03 $(0.56)$(0.23)$(2.63)
      DISCONTINUED OPERATIONS     0.68   0.05    0.02   (0.24)   (0.04)  (0.21)   (0.18) (0.69)   0.57   (0.20) (0.50) (0.02) (0.09)
     CUMULATIVE EFFECT OF CHANGE
       IN METHOD OF ACCOUNTING      -      -       -       -        -       -     (5.62)    -       -       -   (5.61)    -      -
                                ------ ------- ------  -------  ------- -------  ------ ------- ------- ------- ----- ------ ------
       NET EARNINGS (LOSS)      $ 2.06 $ 0.10  $ 0.03  $(0.55)  $(0.66) $(1.08)  $(6.01)$(0.93) $ 0.43  $(0.17)$(6.67)$(0.25)$(2.72)
                                ====== ======= ======  =======  ======= =======  ====== ======= ======= ======= ===== ====== ======

-----------------------------------------------------------------------------------------------------------------------------------

(a) In the first quarter of 2002, includes royalty income of $ 4.5 million from the licensing of patented technology.
(b) For all periods presented, basic and diluted earnings per share are identical.




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


Historical Segment and Supplemental Information
Reflects the presentation of Widia, Werko, Valenite, Grinding Wheels, and Round Tools as discontinued operations.


(In Millions)

                                 2000    2001                                    2002                                  2003
                                 Year   Qtr 1   Qtr 2  Qtr 3    Qtr 4    Year   Qtr 1   Qtr 2   Qtr 3   Qtr 4    Year  Qtr 1  Qtr 2
Machinery technologies
North America
   Sales                        $550.0 $102.7  $92.9   $75.6    $90.5   $361.7   $68.4  $74.9   $73.7   $96.6  $313.6  $88.3 $74.7
   Operating cash flow (a)        81.1    7.5    0.5    (6.3)    (1.2)     0.5     3.9    1.8     4.0     8.2    17.9    4.5   0.7
   Segment earnings (loss)        67.2    4.0   (3.0)   (9.9)    (4.6)   (13.5)    1.4   (0.7)    1.5     5.8     8.0    2.1  (1.6)
   New orders                    513.0  101.6   79.0    76.2     79.8    336.6    77.6   75.5    79.4    88.0   320.5   84.9  83.5

Machinery technologies Europe
   Sales                         145.2   30.6    33.6    29.2   29.2    122.6    23.8   27.7    34.7    31.2   117.4   35.0   38.9
   Operating cash flow (a)         7.1    1.4     1.1    (0.6)  (6.2)    (4.3)   (2.1)  (1.3)   (0.6)   (0.6)   (4.6)   0.3   (0.8)
   Segment earnings (loss)         2.2    0.2    (0.1)   (1.7)  (7.5)    (9.1)   (3.0)  (2.1)   (1.5)   (1.5)   (8.1)  (0.7)  (1.8)
   New orders                    143.4   31.0    27.8    28.3   26.8    113.9    26.8   26.4    34.7    34.1   122.0   33.3   38.8

Mold technologies
   Sales                         190.3   45.6    44.0    47.8   47.2    184.6    45.9   44.8    41.1    42.9   174.7   44.6   43.0
   Operating cash flow (a)        39.2    8.2     6.7     5.3    4.8     25.0     4.2    4.1     2.6     1.8    12.7    2.0    1.8
   Segment earnings               27.2    5.1     3.4     1.9    1.7     12.1     2.5    2.3     0.4     0.1     5.3    0.3    0.1
   New orders                    190.5   45.7    44.2    46.9   47.5    184.3    45.7   44.3    41.7    42.6   174.3   44.7   42.5

  Elminations
   Sales                         (11.7)  (1.7)   (2.0)   (1.2)  (1.6)    (6.5)   (2.1)  (1.6)   (0.9)   (3.9)   (8.5)  (3.0)  (1.3)
   New orders                    (11.6)  (0.7)   (2.6)   (0.8)  (1.5)    (5.6)   (3.0)  (1.5)   (1.9)   (3.4)   (9.8)  (1.2)  (1.4)

  Total plastics technologies
   Sales                         873.8  177.2   168.5   151.4  165.3    662.4   136.0  145.8   148.6   166.8   597.2  164.9  155.3
   Operating cash flow (a)       127.4   17.1     8.3    (1.6)  (2.6)    21.2     6.0    4.6     6.0     9.4    26.0    6.8    1.7
   Segment earnings (loss)        96.6    9.3     0.3    (9.7) (10.4)   (10.5)    0.9   (0.5)    0.4     4.4     5.2    1.7   (3.3)
   New orders                    835.3  177.6   148.4   150.6  152.6    629.2   147.1  144.7   153.9   161.3   607.0  161.7  163.4

Industrial fluids
   Sales                         100.7   24.0    23.2    24.1   21.5     92.8    22.5   24.1    24.7    24.7    96.0   25.3   26.3
   Operating cash flow (a)        21.5    5.2     3.9     6.0    5.5     20.6     4.2    3.6     3.8     4.3    15.9    4.0    4.2
   Segment earnings               17.5    4.5     3.1     5.5    5.0     18.1     3.8    3.3     3.4     3.9    14.4    3.5    3.7
   New orders                    102.0   24.0    23.2    24.1   21.6     92.9    22.5   24.2    24.6    24.7    96.0   25.3   26.3

Total continuing operations
   Sales                        $974.5 $201.2  $191.7  $175.5 $186.8   $755.2  $158.5 $169.9  $173.3  $191.5  $693.2 $190.2 $181.6
   Operating cash flow (a)       126.0   17.1     8.6    (0.3)  (1.4)    24.0     5.6    3.4     5.3     9.2    23.5    6.6    1.6
   Segment earnings (loss)       114.1   13.8     3.4    (4.2)  (5.4)     7.6     4.7    2.8     3.8     8.3    19.6    5.2    0.4
   Restructuring costs (b)        (1.4)     -       -    (5.3) (12.2)   (17.5)   (5.0)  (2.9)   (1.9)   (4.1)  (13.9)  (6.0)  (6.3)
   Corporate expenses            (18.8)  (4.3)   (4.5)   (3.9)  (3.7)   (16.4)   (3.9)  (4.0)   (3.6)   (3.9)  (15.4)  (3.5)  (3.7)
   Other unallocated expenses (c) (4.8)  (1.1)    0.7    (1.1)  (0.8)    (2.3)   (0.8)  (1.0)   (1.0)   (0.8)   (3.6)  (0.8)  (0.7)
   Operating earnings (loss)      89.1    8.4    (0.4)  (14.5) (22.1)   (28.6)   (5.0)  (5.1)   (2.7)   (0.5)  (13.3)  (5.1) (10.3)
      Percent of sales             9.1%   4.2%   -0.2%   -8.3% -11.8%    -3.8%   -3.2%  -3.0%   -1.6%   -0.3%   -1.9%  -2.7%  -5.7%
   New orders                    937.3  201.6   171.6   174.7  174.2    722.1   169.6  168.9   178.5   186.0   703.0  187.0  189.7
   Ending backlog                100.0   99.7    78.5    79.4   61.2     61.2    74.0   75.7    80.5    76.4    76.4   74.7   85.4


(a)  Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b)  In 2003, includes costs related to initiatives announced in 2002 and 2003 to reduce operating and administrative costs. In
     2002, represents costs related to initiatives announced in the second half of 2001 to consolidate manufacturing operations and reduce costs.

(c)  Other unallocated expenses include financing costs related to the sale of accounts receivable and in 2001, a second quarter gain of $2.6 million ($1.6 million after tax, or $ .05 per share) from the sale of surplus land.


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



ESTIMATES AND PROJECTIONS FOR FINANCIAL MODELING         UPDATED: JULY 29, 2003


Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes.
These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations.
For further information please refer to the Cautionary Statement included in
Item 2 of the company's most recent Form 10-Q, on file with the Securities and Exchange Commission.

----------------------------------------------------------------------------------------------
                                                         QUARTER ENDED          YEAR ENDED
                                                        -----------------    -----------------
(IN MILLIONS)                                            SEP. 30, 2003        DEC. 31, 2003
----------------------------------------------------------------------------------------------
PROJECTED PROFIT & LOSS ITEMS
              Sales                                         $175 - 185         $730 - 750
                   Total plastics technologies               150 - 155          625 - 640
                   Industrial fluids                           26 - 29          105 - 110
              Segment earnings
                   Total plastics technologies                   2 - 5             7 - 11
                   Industrial fluids                             3 - 4            14 - 16
              Corporate and unallocated expenses  (1)            3 - 4            16 - 17
              Interest expense                                   5 - 6            22 - 24
              Restructuring charges                              7 - 8            23 - 25
              Tax provision (2)                                  0 - 1             0 - 2
              Average diluted shares outstanding                  33.7               33.7

PROJECTED CASH FLOW & BALANCE SHEET ITEMS
              Depreciation                                       5 - 6            22 - 24
              Working capital - increase (decrease)  (3)      (3) - (6)         (5) - (10)
              Capital expenditures                               3 - 4             8 - 10
              Cash restructuring                                 3 - 4            15 - 17
              Total debt - net of cash                       240 - 250          235 - 245
              Debt-to-capital ratio                            89 - 91%           89 - 91%
              Net debt-to-capital ratio                        86 - 88%           86 - 88%


COMMENTS & EXPLANATIONS

Assumes current foreign exchange rates, and no further acquisitions or divestitures. Excludes the effects of discontinued
operations.

        1 CORPORATE AND UNALLOCATED EXPENSES  Includes corporate expenses and financing costs related to the sale of accounts receivable.
        2 TAX PROVISION  Excludes charge of $71.2 million related to tax valuation reserves.
        3 WORKING CAPITAL  = inventory + receivables - trade payables - advance billings
